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                                                                    Exhibit 23.1







                         INDEPENDENT AUDITOR'S CONSENT


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 8, 2002, in Amendment No. 1 to the Registration Statement (Form S-4) and related Prospectus of Associated Materials Incorporated for the registration of $165,000,000 of 9 3/4% Senior Subordinated Notes due 2012.


                                       /s/ Ernst & Young LLP


Dallas, Texas
September 10, 2002